Exhibit 99.2
Levi Strauss & Co. First Quarter 2006 Presented by: Hans Ploos van Amstel Chief Financial Officer April 11, 2006 This presentation should be read in conjunction with Levi Strauss & Co.'s annual report on Form 10-K for the fiscal year ended November 27, 2005 and quarterly report on Form 10-Q for the three month period ended February 26, 2006.

LS&CO. Q1 2006 - Introduction Revenues down 6% Net income up versus Q1 of 2005 Continued focus on profit and cash flow 1

Healthy 18% operating margin consistent with Q1 of 2005 Continued strong gross margin at 48% SG&A expense reduced to 30% of net revenues from 31% Net income 14% up LS&CO. Q1 2006 - Net Revenues to Net Income 2

North American revenues down, mainly driven by Levi Strauss Signature(r) Europe performance reflects business transformation still in progress Asia Pacific continues strong performance LS&CO. Q1 2006 - Business Unit Performance 3

Operating activities: Operating cash, solid net income and lower working capital Investing activities: Primarily IT systems Financing activities: Normal debt repayment LS&CO. Q1 2006 - Cash Flow 4

LS&CO. Q1 2006 - Key Conclusions First-Quarter Results: Continued healthy operating margins Net income up Working capital reduced Lower interest expense and net debt 2006 Outlook: Continued focus on profit and cash flow Sales outlook remains cautious 5